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                                                                    EXHIBIT 10.8

                      CORECHANGE, LTD. EMPLOYMENT AGREEMENT

Date of Employment:______________ Print Name: Joachim Zetterlund, Managing Director, Corechange UK

I recognize that Corechange, Ltd. (the "Company") is engaged in a continuous program of research, development, production, and distribution of computer products and services, and that it is part of my responsibility as an employee to assist the Company in such endeavors. In particular, I recognize that during my employment, I may learn of and use significant proprietary and confidential information of the Company. I recognize the importance of protecting the Company's rights to proprietary and confidential information, and any similar or related rights.

Therefore, in consideration of my employment by the Company and the compensation received by me from the Company, I agree to the following terms:

1.   Title and Compensation:

I will be the Managing Director of the Company, and will report directly to Ulf Arnetz, President and CEO of Corechange, Inc. I also will be a member of the Corechange Worldwide Management Team. I understand that my base salary will be $135,000 US dollars per annum, to be reviewed annually in January. In addition, the Company will provide me with a guaranteed bonus of $5,000 US dollars per month during the first three months of my employment, for a total guaranteed bonus of $15,000 US dollars. The Company will reimburse me for my automotive expenses, up to $416 US dollars per month, and provide me with a credit card to purchase gasoline for business and private mileage. I further understand that, subject to approval by Corechange, Inc.'s Board of Directors (the "Board"), the Company will provide me with 25,000 options to purchase common stock in Corechange, Inc. with a strike price of $.45. I understand that 10,000 of these shares will vest immediately after this document is signed and the Board of Directors has approved and 15,000 shares will vest over three years. As long as the Company still employs me, the 15,000 shares will vest monthly over a 36 month period starting the date upon which I execute this agreement. If the Company would be acquired or merge with another company all options will vest immediately.

1.1 Bonus for 1999: 5% of Net Operating Income and 5% of Revenues above $600,000. (Example: $700-$600K*.05 = $5,000) Bonus for 2000 will be negotiated in January.

1.2 Insurance, Pension and Benefits: To be added to this document. These terms should be at least as good as current terms in Zetterlund's contract with DELL.

2. NON-DISCLOSURE INFORMATION:
At all times during and subsequent to my employment, I agree to keep in strictest confidence and trust the Company's Confidential Information (defined in Section 15) that is created by me or to which I have access. I will not use or disclose such Company Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company. I shall not be required to treat as confidential any information which was in my possession or was known to me prior to receipt from the Company or becomes public knowledge without my fault.

3. SURRENDER OF CONFIDENTIAL INFORMATION:
Upon termination of my employment with the Company, for whatever reason, I will promptly surrender to the Company all copies, in whatever form, of the Company's confidential information in my possession, custody, or control, and I will not take with me any of the Company's Confidential Information that is embodied in a tangible medium of expression. The foregoing specifically includes all data, documents and other information (e.g. email) residing on any computer provided to one by the Company.

4. DISCLOSURE OF INVENTIONS:
During my service as an employee of the Company, I will promptly disclose to the Company all Inventions (defined in Section 15) generated, conceived, or reduced to practice or learned by me, either alone or jointly with others, which relate to the business of the Company.

5. ASSIGNMENT OF INVENTIONS:
I agree that any results of my services on behalf of the Company are "works made for hire" and all Inventions shall be the sole property of the Company and its assigns. The Company and its assigns shall be the sole owner of all patents, copyrights, trademarks, trade secrets, and other rights and related protections in connection therewith. I hereby assign to the Company all rights I now have or hereafter may acquire in such Inventions. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, trademarks, trade secrets, and other rights and protections relating to inventions.

6. PREVIOUS INVENTIONS:
If, prior to my employment with the Company, I have created any Inventions which I desire to remove from the operation of the Agreement, all such Inventions are identified in the attached Exhibit A. If there is no such Exhibit A, I represent that I have made no such Inventions at the time of signing this Agreement. BOTH PARTIES MUST INITIAL HERE IF AN EXHIBIT A IS ATTACHED:______________.

7. LIMITATION ON OTHER ACTIVITIES:


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(a) During Employment, I agree that while I am employed by the Company I will not without the Company's express consent, engage in any consulting, employment, or business that is competitive with the Company. (b) After Termination of Employment, if I have had significant contact with customers of the Company, or if I have been materially involved in the design, development, implementation, or maintenance of the Company's present or planned products or services, then I agree that I will not, without prior written permission from the Company, accept employment with a customer of the company for two years following the termination of my employment with the Company.

8. NO CONFLICTING OBLIGATIONS:
I have no interest or obligation which is inconsistent with or in conflict with this Agreement, or which would prevent, limit or impair my performance of any part of this Agreement. I agree to notify the Company immediately if any such interest or obligation arises.

9. CONFLICTING OBLIGATIONS TO 3RD PARTIES:
I represent that I have not brought and will not bring with me to the Company, or use in the performance of my responsibilities at the Company, any materials or documents of a present or former employer or client that are not generally available to the public, unless I have obtained written authorization for their possession and use. I also understand that at no time during my service to the Company to breach any obligation of confidentiality that I have to present or former employers or clients, and I agree that I shall fulfill all obligations to present or former employers and clients during my services to the Company.

10. TERMINATION PROVISIONS:

Either the Company or I may terminate my employment at any time with or without cause by providing the other party with six months written notice. There are no representations or promises that my employment will continue for a set period of time, nor are there any representations or promises that my employment will be terminated only under particular circumstances.

11. NON RECRUITMENT:
Until eighteen (18) months after termination of my employment with the Company, I will not hire or assist others in hiring any employees of the Company and will not encourage an employee to leave the Company's employ.


CORECHANGE, INC.                         EMPLOYEE

/S/ ULF ARNETZ                           /S/ JOACHIM ZETTERLUND
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                                         Employee Signature


ULF ARNETZ                               JOACHIM ZETTERLUND
--------------------------------         ---------------------------------------
Print Name                               Print Name

President and Chief
Executive Officer                        JULY 29, 1999
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                                         Date